Exhibit 10.2

        THIS KEY EMPLOYEE NON-COMPETE AGREEMENT IS MADE AS OF THE 24th day of November 2004, between Woodhead Industries, Inc., (“Woodhead”) and Robert H. Fisher (“Employee”) an individual residing in Evanston, Illinois.

        WHEREAS, Employee is employed by Woodhead in a position of trust and confidence in which Employee has/(will) learned of, continue to have access to, and continue to develop confidential trade secret and other proprietary information of Woodhead; and

        WHEREAS, Woodhead desires to protect its rights in such confidential, trade secret and other proprietary information and to impose certain restrictions upon Employee’s ability to compete with the business of Woodhead and its subsidiaries; and

        WHEREAS, Woodhead has offered Employee a special long-term incentive award in consideration of and contingent upon Employee’s agreeing to protect Woodhead’s rights in such confidential, trade secret and other proprietary information and to impose certain restrictions upon Employee’s ability to compete with Woodhead’s or any of its subsidiaries’ businesses;

        NOW THEREFORE, Woodhead and Employee, in consideration of Woodhead’s special long-term incentive offer to Employee, intending to be legally bound, agree as follows:

1.	POSITION AND RESPONSIBILITIES

1.1. Employee will, to the best of Employee’s ability, devote Employee’s full time and best efforts to the performance of Employee’s duties hereunder and to the business and affairs of Woodhead and its subsidiaries.

1.2. Employee will duly, punctually and faithfully perform and observe any and all rules and regulations that Woodhead and its subsidiaries may now or shall hereafter establish governing the conduct of their business.

2.	EMPLOYMENT

        Employee continues to be employed as an “at-will” employee. Either Employee or Woodhead may terminate Employee’s employment for any reason, or for no reason. Nothing in this Agreement shall be construed as interfering with or limiting, in any way, the right of Woodhead or any of its subsidiaries to terminate your employment at any time, nor confer upon Employee any right to continue in the employ of Woodhead or any of its subsidiaries for any period of time.

3.	CONFIDENTIALITY

        At all times, both during your employment by Woodhead or any of its subsidiaries and after its termination, Employee will keep in strict confidence and will not disclose any confidential or proprietary information relating to the business of Woodhead, or any client, customer, or business partner of Woodhead or any of its subsidiaries, to any person or entity, or make use of any such confidential or proprietary information for Employee’s own purposes or for the benefit of any person or entity, except as may be necessary in the ordinary course of performing your duties as an employee of Woodhead or any of its subsidiaries.

4.	POST-EMPLOYMENT ACTIVITIES

4.1 As a result of Employee’s position with Woodhead or any of its subsidiaries, Employee will have access to significant confidential and proprietary information of Woodhead and its subsidiaries. In addition, Woodhead and Employee have agreed to certain restrictions upon Employee’s ability to compete with the business of Woodhead or any of its subsidiaries. Employee understands and acknowledges that these restrictions are fair and reasonable given, among other things, Employee’s worldwide responsibilities and the worldwide market for Woodhead’s and its subsidiaries’ products and technologies. Based on the foregoing, and in consideration thereof and of the special long-term incentive award made to Employee by Woodhead in conjunction with this Agreement, until twelve (12) months after either (a) Employee’s voluntary termination of employment or (b) termination of Employee’s employment “for cause” by Woodhead, absent Woodhead’s prior written approval, Employee will not directly or indirectly:

(a) engage in activities for, nor render services to, any firm or business organization which directly competes with Woodhead or any of its subsidiaries in any line of business engaged in by Woodhead or any of its subsidiaries (or which Woodhead or any of its subsidiaries has made plans to be engaged in), whether now existing or hereafter established, nor shall Employee engage in such activities nor render such services to any other person or entity engaged or about to become engaged in such activities to, for, or on behalf of, any such firm or business organization;

(b) solicit employees of Woodhead or any of its subsidiaries to leave its employ;

(c) offer or cause to be offered employment to any person who is employed by Woodhead or any of its subsidiaries at any time during the six months prior to the termination of Employee’s employment with Woodhead;

(d) entice, induce or encourage any of Woodhead’s or its subsidiaries’ employees to engage in any activity which, were it done by you, would violate any provision of this Section 4; or

(e) otherwise attempt to interfere with or disrupt the business or activities of Woodhead or any of its subsidiaries.

4.2 For purposes of Section 4.1, the term “for cause” shall include (i) Employee’s failure or refusal to render services to Woodhead or any of its subsidiaries in accordance with Employee’s obligations under this Agreement; (ii) the commission by Employee of an act of fraud or embezzlement against Woodhead or any of its subsidiaries or the commission by Employee of any other action with the intent to injure Woodhead or any of its subsidiaries; or (iii) an act of moral turpitude by Employee which is materially detrimental to the business of Woodhead or any of its subsidiaries; or (iv) Employee’s having been convicted of a felony.

5.	REMEDIES

        Employee’s duties under Section 4 shall survive termination of Employee’s employment with Woodhead. Employee acknowledges that a remedy at law for any breach or threatened breach by Employee of the provisions of Section 4 would be inadequate and Employee therefore agrees that Woodhead shall be entitled to injunctive relief in case of any such breach or threatened breach.

6.	ASSIGNMENT

        This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of Woodhead or any of its subsidiaries by reorganization, merger or consolidation and any assignee of all or substantially all of their business and properties, but, except as to any such successor or assignee of Woodhead or any of its subsidiaries, neither this Agreement nor any rights or benefits hereunder may be assigned by Woodhead or Employee.

7.	INTERPRETATION

        In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

8.	NOTICES

        Any notice which Woodhead is required or may desire to give to Employee shall be given to Employee by personal delivery or registered or certified mail, return receipt requested, addressed to Employee at the address of record with Woodhead, or at such other place as Employee may from time to time designate in writing. Any notice which Employee is required or may desire to give to Woodhead hereunder shall be given by personal delivery or by registered certified mail, return receipt requested, addressed to Woodhead at its principal office, or at such other office as Woodhead may from time to time designate in writing. The date of personal delivery or the dates of mailing any such notice shall be deemed to be the date of delivery thereof.

9.	WAIVERS

        If either party shall waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

10.	HEADINGS

        The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

11.	GOVERNING LAW

        This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of Illinois.

12.	MISCELLANEOUS

        The foregoing is the entire Agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto.

        WITNESS the execution hereof as of the date first above written.

Employee:	Woodhead Industries, Inc.:

/s/ Robert H. Fisher	/s/ Robert J. Tortorello

Robert H. Fisher	Robert J. Tortorello
Vice President & CFO	Vice President, General Counsel

11/24/2004	11/24/2004

Date	Date